Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 (Amendment #3) of our report dated September 18, 2013, except for Note 6, which is dated February 3, 2014 with respect to the audited consolidated financial statements of Embarr Downs, Inc for the years ended August 30, 2013 and 2012 and the period from February 23, 2013 (inception) through August 31, 2013.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

February 4, 2014